UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Information Statement

ECOTALITY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECOtality, Inc.

6821 E. Thomas Road

Scottsdale, Arizona 85251

Notice of Action by Written Consent of Shareholders to be Effective January 3, 2008

Dear Shareholder:

Ecotality, Inc. (the “Registrant,” the “Company” or “ETLY”) notifies our shareholders of record that shareholders holding a majority of the voting power plan to approve, by written consent in lieu of a special meeting, effective January 3, 2008, an amendment and restatement of our Articles of Incorporation which will, among other things, clarify the authorized capital stock of the Company and the ability of our Board of Directors to set the number of directors constituting the full Board of Directors consistent with the terms of our Bylaws.

This Information Statement is first being mailed to our shareholders of record as of the close of business on December 10, 2007.  The amendment and restatement of our Articles of Incorporation will not be effective until January 3, 2008, a date which is at least 20 days after ETLY files a Definitive Information Statement with the SEC.  You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority shareholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is expected to be taken by consent of the holders of a majority of the shares outstanding, pursuant to Nevada law.  Proxies are not being solicited because shareholders holding a majority of the issued and outstanding voting common stock of the Company hold enough shares to effect the proposed actions and have indicated their intention to vote in favor of the proposals contained herein.

/s/ Jonathan R. Read
Jonathan R. Read, Chief Executive Officer

Scottsdale, Arizona
November 30, 2007

ECOtality, Inc.

6821 E. Thomas Road

Scottsdale, Arizona 85251

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This information statement is furnished to the holders of record at the close of business on December 10, 2007, the record date, of the issued and outstanding common stock of Ecotality, Inc., a Nevada corporation, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the action noted herein, which the holders of a majority of the votes of our stock intend approve effective as of January 3, 2008 (the “Effective Date”).

Dissenters’ Right of Appraisal

The Nevada Revised Statutes does not provide for dissenter’s rights of appraisal in connection with the proposed action.

Voting Securities

In accordance with our amended and restated bylaws (the “Bylaws”), our Board of Directors has fixed the close of business on December 10, 2007, as the record date (the “Record Date”) for determining the shareholders entitled to notice of the above noted action.  The approval of the amendment and restatement of our Articles of Incorporation requires the affirmative vote of a majority of the shares of our common stock issued and outstanding at the Record Date.  The quorum necessary to conduct business of the shareholders consists of a majority of the common stock issued and outstanding as of the Record Date.

As of the date of this information statement, 122,224,529 shares of our common stock were issued and outstanding.  We have 13 consenting shareholders (the “Majority Shareholders”) who collectively hold 64,330,762 shares of our common stock (or 52.63% of the total issued and outstanding balance).  Each share of our common stock is entitled to one vote on all matters brought before the shareholders.  Therefore, the Majority Shareholders will have the power to vote 64,330,762 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of our common stock on the date of this information statement.  All 13 of the Majority Shareholders are expected to vote in favor of the proposed actions set forth herein and will have the power to pass all proposed corporate actions without the concurrence of any of our other shareholders.

PROPOSAL I

AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

The Company seeks shareholder approval to amend and restate our Articles of Incorporation, as currently in effect (the “Articles”), in order to, among other things, restate the authorized capital stock of the Company and authorize our Board of Directors to set the number of directors constituting the full Board consistent with our Bylaws.  The Articles are expected to be amended and restated to read as set forth in Exhibit A attached hereto (the “Amended and Restated Articles”).

Upon the approval of the Majority Shareholders, the Amended and Restated Articles will become effective upon their filing with the Secretary of State of Nevada.  The Majority Shareholders have expressed their intention to vote in favor of approving the Amended and Restated Articles.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth as of November 30, 2007, certain information regarding the beneficial ownership of our common stock by:

1.               Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.               Each of our directors and executive officers and

3.               All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Issued and Outstanding
Common Stock	Harold Sciotto, Secretary, Treasurer and Director (1)	35,558,924		29.09%
Common Stock	Jonathan R. Read, President and Director (1)	7,250,018		5.93%
Common Stock	Donald Karner, Director (1)	3,744,000		3.06%
Common Stock	Kevin Morrow (1)	2,444,000		2.00%
Common Stock	Innergy Power (1)	3,000,000		2.45%
Common Stock	Edward S. Mead, Director (1)	314,286		0.26%
Common Stock	Jerry Y.S. Lin, Director (1)	200,000		0.16%

	Officers and Directors as a Group	52,511,228		42.96%

Common Stock	Enable Growth Partners, LP (2)	7,892,234	(3)	6.46	%(3)
Common Stock	Enable Opportunity Partners, LP (2)	928,497	(3)	0.76	%(3)
Common Stock	Pierce Diversified Strategy Master Fund, LLC (2)	464,249	(3)	0.38	%(3)

	Officers, Directors and 5% Shareholders, as a Group	61,796,208		50.56%

Notes:

(1)          The address for these shareholders is c/o Ecotality, Inc., 6821 E. Thomas Road, Scottsdale, AZ 85251.

(2)          The address for these shareholders is One Ferry Building 255, San Francisco, CA 94111.

(3)          Enable Growth Partners, LP, Enable Opportunity Partners, LP and Pierce Diversified Strategy Master Fund LLC collectively own an aggregate of 9,284,980 shares of our common stock, or 7.60% of our total issued and outstanding shares as of November 30, 2007.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders.  The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at Ecotality, Inc., 6821 E. Thomas Road, Scottsdale, Arizona 85251.

Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may request to receive a separate information statement at Ecotality, Inc., 6821 E. Thomas Road, Scottsdale, Arizona 85251.

Ecotality, Inc.
By order of the Board of Directors

/s/ Jonathan R. Read
Jonathan R. Read, Chief Executive Officer

Scottsdale, Arizona
November 30, 2007